                                                                  EXHIBIT 4.14.5

                             AMENDMENT NUMBER SIX
                                      TO
              AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        This AMENDMENT NUMBER SIX TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of April 7, 1997, is entered into by and among CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("CerGro"), GROCERS GENERAL MERCHANDISE COMPANY, a California corporation ("GGMC"), and GROCERS SPECIALTY COMPANY, a California corporation ("GSC") (Cergro, GGMC, and GSC are jointly and severally referred to herein as "Borrower"), on the one hand, and the financial institutions which are signatories hereto (hereinafter collectively referred to as the "Lenders" and individually as a "Lender"), BT COMMERCIAL CORPORATION, a Delaware corporation, as agent ("Agent"), UNION BANK OF CALIFORNIA, N.A., a national banking association, as co-agent, and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as co-agent, on the other hand, in light of the following facts:

                                   RECITALS

     A. The parties hereto have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of March 17, 1994, as amended by that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of November 1, 1994, as further amended by that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of December 3, 1994, as further amended by that certain Amendment Number Three to Amended and Restated Loan and Security Agreement, which is undated but was executed in May of 1996, as further amended by that certain Amendment Number Four to Amended and Restated Loan and Security Agreement, dated as of June 27, 1996, and as further amended by that certain Amendment Number Five to Amended and Restated Loan and Security Agreement, dated as of September 30, 1996 (collectively, the "Agreement").

     B. Borrower's subsidiary, Grocers Capital Company, currently owns Sixty-Three Thousand (63,000) shares of preferred stock of Sav Max Foods, Inc., a California corporation ("Sav Max"), and Two Hundred Seventy-Five Thousand (275,000) shares of common stock of Sav Max constituting ten percent (10%) of the issued and outstanding common stock of Sav Max.

     C. Borrower has requested that Lenders agree to allow Borrower to purchase approximately Four Million Dollars ($4,000,000) of Sav Max's obligations to Well Fargo Bank, National Association, as well as, to permit Borrower to convert certain past due accounts receivable owned by Save Max to Borrower into a note with an original principal amount of up to Four Million Dollars ($4,000,000).

          D. Lenders are agreeing to permit the foregoing purchase and conversion, subject and pursuant to the terms of this Amendment.

          NOW THEREFORE, the parties hereto agree as follows:

                               A G R E E M E N T

          1.   Defined Terms.  All initially capitalized terms used but not
               -------------
defined herein shall have the meanings assigned to such terms in the Agreement.

          2.   Amendment to Section 1.1.  Section 1.1 of the Agreement is hereby
               ------------------------
amended by adding the following definitions thereto in alphabetical order:

               "`Sav Max' means Sav Max Foods, Inc., a California corporation."

               "`Sav Max Loan Purchase Agreement' means that certain Loan Purchase Agreement, dated as of April __, 1997, by and between CerGro and Wells Fargo, respecting the obligations of Sav Max under the Wells Fargo Loan Agreement."

               "`Wells Fargo' means Wells Fargo Bank, National Association, a national banking association."

               "`Wells Fargo Loan Agreement' means that certain Credit Agreement, dated as of February 5, 1996, by and between Sav Max and Wells Fargo, as amended, and as the same may be amended, replaced, supplemented or otherwise modified from time to time."

     3.   Amendment to Section 6.21.  Section 6.21 of the Agreement is hereby
          -------------------------
deleted in its entirety and replaced with the following:

          "6.21 Use of Proceeds.  Borrower shall use the proceeds of the Loans
                ---------------
made hereunder solely: (a) to replace and refinance the Prior Agreement, (b) to prepay the Existing Subordinated Debt in accordance with Section 6.3(g), (c) to purchase the obligations of Sav Max to Wells Fargo under the Wells Fargo Loan Agreement pursuant to the Sav Max Loan Purchase Agreement, and (d) for general working capital."

     4.  Amendment to Section 6.25.  Section 6.25 of the Agreement is hereby
         -------------------------
amended by adding the following subsection (l) at the end of such Section:

          "(l) Borrower may acquire the Debt of Sav Max pursuant to the terms of the Sav Max Loan Purchase Agreement."

     5.   Amendment to Section 6.26.  Section 6.26 of the Agreement is amended
          -------------------------
to delete subsection (a) in its entirety and to replace such subsection with the following:

          "(a) Borrower may perform and maintain, but not amend (except as required in connection with the closing of the GCC Credit Agreement) the GCC Operating Agreement and GCC Investment Agreement. Borrower also may convert, up to Four Million Dollars ($4,000,000) of past due Accounts owed to Borrower by Sav Max into a promissory note, payable to the order of Borrower, in an original principal amount not to exceed Four Million Dollars ($4,000,000), and in form and substance satisfactory to Agent."

     6.   Amendment to Section 6.27.  Section 6.27 of the Agreement is hereby
          -------------------------
amended by adding the following subsection (e) to the end of such Section:

          "(e) Accommodation Obligations consisting of the Sav Max Loan Purchase Agreement."

     7.   Conditions Precedent.  The effectiveness of this Amendment is subject
          --------------------
to and conditioned upon the fulfillment of each and all of the following conditions precedent:

          (a) Agent shall have received this Amendment duly executed by Borrower and the Lenders.

          (b) Agent shall have received a consent and affirmation duly executed by each of CerGro, GGMC, and GSC indicating the consent by each such guarantor to the execution and delivery by Borrower of this Amendment and the affirmation of the continued effectiveness of each such guarantor's guaranty of the Obligations.

          (c) Agent shall have received payment of all Agent's Expenses incurred by Agent in connection with the negotiation, preparation and execution of this Amendment.

          (d) Agent shall have received an copy of the Sav Max Loan Purchase Agreement substantially in the form to be executed by Borrower, and in form and substance satisfactory to Agent.

     8.   Counterparts; Effectiveness.  This Amendment may be executed in any
          ---------------------------
number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the fulfillment of all of the conditions set forth in Section 5 hereof.

     9.   Reaffirmation of the Agreement.  Except as specifically amended by
          ------------------------------
this Amendment, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed at Los Angeles, California as of the date first hereinabove written.

                                       CERTIFIED GROCERS OF CALIFORNIA, LTD.,
                                       a California corporation


                                       By /s/ DANIEL BANE
                                         ---------------------------------------

                                       Title: Senior Vice President, Finance &
                                              Admin. and Chief Financial Officer
                                              ----------------------------------


                                       GROCERS GENERAL MERCHANDISE COMPANY,
                                       a California corporation


                                       By /s/ DANIEL BANE
                                         ---------------------------------------

                                       Title: Vice President and
                                              Chief Financial Officer
                                              ----------------------------------


                                       GROCERS SPECIALTY COMPANY,
                                       a California corporation


                                       By /s/ DANIEL BANE
                                         ---------------------------------------

                                       Title: Vice President and
                                              Chief Financial Officer
                                              ----------------------------------


                                       BT COMMERCIAL CORPORATION,
                                       a Delaware corporation,
                                       individually and as Agent


                                       By /s/ SIGNATURE ILLEGIBLE
                                         ---------------------------------------

                                       Title:     SVP
                                              ----------------------------------

                                      THE FIRST NATIONAL BANK OF
                                      BOSTON, a national banking association,
                                      individually and as Co-Agent


                                      By /s/ SIGNATURE ILLEGIBLE
                                        ----------------------------------

                                        Title: VICE PRESIDENT
                                              ----------------------------


                                      UNION BANK OF CALIFORNIA, N.A.,
                                      individually and as Co-Agent


                                      By /s/ SIGNATURE ILLEGIBLE
                                        ----------------------------------

                                        Title: VICE PRESIDENT
                                              ----------------------------


                                      DG BANK DEUTSCHE
                                      GENOSSENSCHATFTSBANK,
                                      a German bank acting through
                                      its New York Branch


                                      By /s/ S. Gaeusslen
                                        ----------------------------------

                                        Title: S. Gaeusslen AT
                                              ----------------------------


                                      By /s/ Wolfgang Bollmann
                                        ----------------------------------
                                               WOLFGANG BOLLMANN
                                        Title: Senior Vice President
                                              ----------------------------

                                      DRESDNER BANK, AG,
                                      New York branch and
                                      Grand Cayman Branch, as a bank


                                      By /s/ John W. Sweeney
                                        ----------------------------------
                                               JOHN W. SWEENEY
                                        Title: Assistant Vice President
                                              ----------------------------


                                      By /s/ Christopher E. Sarisky
                                        ----------------------------------
                                               CHRISTOPHER E. SARISKY
                                        Title: Assistant Treasurer
                                              ----------------------------


                                      NATIONAL BANK OF CANADA,
                                      a Canadian Chrtered Bank,
                                      New York Branch


                                      By /s/ SIGNATURE ILLEGIBLE
                                        ----------------------------------

                                        Title: Vice President
                                              ----------------------------


                                      By /s/ SIGNATURE ILLEGIBLE
                                        ----------------------------------

                                        Title: VICE PRESIDENT
                                              ----------------------------


                                      SANWA BANK CALIFORNIA,
                                      a California banking corporation


                                      By__________________________________

                                        Title:____________________________

                                      SANWA BUSINESS CREDIT
                                      CORPORATION, a Delaware corporation


                                      By__________________________________

                                        Title:____________________________


                                      THE SAKURA BANK, LIMITED,
                                      a Japanese bank acting through
                                      its Los Angeles agency


                                      By__________________________________

                                        Title:____________________________


                                      By__________________________________

                                        Title:____________________________


                                      MANUFACTURERS BANK


                                      By /s/ SIGNATURE ILLEGIBLE
                                        ----------------------------------

                                        Title: Vice President
                                              ----------------------------

                                      CITY NATIONAL BANK,
                                      a national banking association


                                      By /s/ Linda G. Ferrari
                                        ----------------------------------
                                               LINDA G. FERRARI
                                        Title: SENIOR VICE PRESIDENT
                                              ----------------------------

                             CONSENT OF GUARANTORS


          Each of the undersigned, as a guarantor of the obligations of CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("CerGro"), GROCERS GENERAL MERCHANDISE COMPANY, a California corporation ("GGMC"), and GROCERS SPECIALTY COMPANY, a California corporation ("GSC") (CerGro, GGMC and GSC are collectively referred to herein as "Borrower"), arising out of that certain Amended and Restated Loan and Security Agreement, dated as of March 17, 1994, as amended by that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of November 1, 1994, as further amended by that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of December 3, 1994, as further amended by that certain Amendment Number Three to Amended and Restated Loan and Security Agreement, which is undated but was executed in May of 1996, as further amended by that certain Amendment Number Four to Amended and Restated Loan and Security Agreement, dated as of June 27, 1996, and as further amended by that certain Amendment Number Five to Loan and Security Agreement, dated as of September 30, 1996 (collectively, the "Agreement"), among BT Commercial Corporation, a Delaware corporation, Union Bank of California, N.A., a national banking association, The First National Bank of Boston, a national banking association (collectively, "Agents"), and the other lenders party thereto (collectively, "Lenders"), on the one hand, and Borrower, on the other hand, hereby acknowledges receipt of a copy of that certain Amendment Number Six to Amended and Restated Loan and Security Agreement, dated as of April 7, 1997, among Agents, Lenders and Borrower, consents to the terms contained therein, and agrees that the Continuing Guaranty executed by each of the undersigned shall remain in full force and effect as a continuing guaranty of the obligations of Borrower owing to Agents and Lenders under the Agreement.

          Although Agents have informed us of the matters set forth above, and we have acknowledged same, we understand and agree that Agents have no duty under the Agreement, the Guaranties or any other agreement between us to so notify us or to seek an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transactions hereafter.

     IN WITNESS WHEREOF, each of the undersigned has caused this Consent of Guarantors to be duly executed by their respective authorized officers as of March 21, 1997.

                                            CERTIFIED GROCERS OF
                                            CALIFORNIA, LTD., a California
                                            corporation

                                            By /s/ DANIEL BANE
                                              ----------------------------------
                                            Title: Senior Vice President,
                                                   Finance & Admin. and Chief
                                                   Financial Officer

                                            GROCERS GENERAL MERCHANDISE
                                            COMPANY, a California corporation

                                            By /s/ DANIEL BANE
                                              ----------------------------------
                                            Title: Vice President and Chief
                                                   Financial Officer

                                            GROCERS SPECIALTY COMPANY, a
                                            California corporation

                                            By /s/ DANIEL BANE
                                              ----------------------------------
                                            Title: Vice President and Chief
                                                   Financial Officer